Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$172,372
Cash equivalents held in trust	12,303

Total investments held in trust	184,675
Cash and cash equivalents	1,159
Fixed-maturity securities, at fair value	10,398
Accrued investment income	1,210
Premiums receivable	902

Total assets	$198,344

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$49,467
Losses payable	2,281
Unearned premiums	1,506
Accrued ceding commission expense	104
Other liabilities	189

Total liabilities	53,547

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	74,917

Total stockholder’s equity	144,797

Total liabilities and stockholder’s equity	$198,344

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED SEPTEMBER 30, 2013

(in thousands)

Revenues:
Premiums earned	$918
Net investment income	993

Total revenues	1,911

Expenses:
Underwriting Expenses	(34)
General and administrative expenses	176

Total expenses	142

(Loss) income before federal income taxes	1,769
Federal income tax benefit	—

Net (loss) income	$1,769